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                                                                    EXHIBIT 99


                    Fredonia Bancshares, Inc. Form of Proxy
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                                                                    Exhibit 99

                                     PROXY

                           FREDONIA BANCSHARES, INC.
                               NACOGDOCHES, TEXAS
                        Special Meeting of Shareholders
                                __________, 1997



     The undersigned Shareholders of Fredonia Bancshares, Inc. ("Fredonia") hereby appoints and constitutes Gordon Lewis and J. R. Honea or either of them, each with full power of substitution, as attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Fredonia to be held on __________, 1997 at 3:00 p.m. local time at 2400 North Street, Nacogdoches, Texas and at any adjournment or adjournments thereof and to vote all shares of stock of Fredonia held of record by the undersigned and which the undersigned would be entitled to vote if personally present at the Special Meeting on the following matters:

    1. Approval of the Agreement and Plan of Reorganization dated April 25, 1997 which provides for the merger of Fredonia with and into First United of Texas, Inc.

                FOR                  AGAINST                  ABSTAIN
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    In their sole discretion on such other matters as may properly come before the meeting or any adjournment thereof.



    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREDONIA
                  (Continued and to be signed on other side)




    THIS PROXY WILL BE VOTED AS DIRECTED BUT, WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.


    DATED:
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                                                      Signature

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                                                      Signature

    Please date the Proxy and sign it exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your title as such.

        PLEASE CHECK IF YOU PLAN TO ATTEND THIS MEETING.
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